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                                                                    EXHIBIT 23.1




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                                                                    Exhibit 23.1









                         Consent of Independent Auditors



The Board of Directors
Tofutti Brands Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-72654 and 333-48605) on Form S-8 of Tofutti Brands Inc. of our report dated March 16, 1999, relating to the balance sheets of Tofutti Brands Inc. as of December 26, 1998 and December 27, 1997 and the related statements of operations and accumulated deficit, and cash flows for the fifty-two week periods then ended, which report appears in the December 26, 1998 annual report on Form 10-KSB of Tofutti Brands Inc.

                                  /s/KPMG LLP
                                    KPMG LLP

Short Hills, New Jersey
March 26, 1999